                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-K/A
                              (AMENDMENT NO. 1)

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): September 2, 2004



                            GARDNER DENVER, INC.
           (Exact name of Registrant as Specified in its Charter)

           DELAWARE                   1-13215                  76-0419383
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)

               1800 GARDNER EXPRESSWAY, QUINCY, ILLINOIS 62301
             (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code: (217) 222-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


EXPLANATORY NOTE

On September 1, 2004, Gardner Denver, Inc. (the "Company") announced that it had completed the acquisition of nash_elmo Holdings, LLC ("Nash Elmo"). This Amendment No. 1 on Form 8-K/A amends the Company's Current Report of Form 8-K filed on September 2, 2004 to provide Nash Elmo historical financial statements and pro forma financial information relating to the acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

    See the Index to Financial Statements and Pro Forma Financial Information

(b) Pro forma financial information

    See the Index to Financial Statements and Pro Forma Financial Information

(c) Exhibits

    2.1 Agreement and Plan of Merger dated July 28, 2004 by and among Gardner Denver, Inc., Neptune Holdings I, Inc., nash_elmo Holdings LLC and Audax Vacuum Corp., filed as Exhibit 2.1 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

    2.2 Amendment to Agreement and Plan of Merger dated September 1, 2004 by and among Gardner Denver, Inc., Neptune Holdings I, Inc., nash_elmo Holdings LLC and Audax Vacuum Corp, filed as
             Exhibit 2.2 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

    2.3 Agreement and Plan of Merger dated July 28, 2004 by and among Gardner Denver, Inc., Neptune Holdings II, Inc. and nash_elmo Corp, filed as Exhibit 2.3 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

    2.4 Amendment to Agreement and Plan of Merger dated July 28, 2004 by and among Gardner Denver, Inc., Neptune Holdings II, Inc. and nash_elmo Corp, filed as Exhibit 2.4 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

    2.5 Escrow Agreement dated September 1, 2004 by and among Gardner Denver, Inc., Wells Fargo Bank, National Association, as escrow agent, and Audax Vacuum Corp, filed as Exhibit 2.5 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

    2.6 Form of Transmittal Letter and Agreement, filed as Exhibit 2.6 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

                                     2


    10.1 Amended and Restated Credit Agreement dated September 1, 2004 by and among Gardner Denver, Inc., J.P. Morgan Securities, Inc., as lead arranger, and the other lenders named therein, filed as Exhibit 10.1 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

    23.1     Consent of KPMG LLP

    99.1 Press Release dated September 1, 2004, filed as Exhibit 99.1 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

                                     3


                 INDEX TO FINANCIAL STATEMENTS AND PRO FORMA
                            FINANCIAL INFORMATION

                                                                           PAGE*
                                                                           ----

Independent Auditors' Report                                               F-1

Nash Elmo Consolidated Statement of Operations for the year ended
    December 31, 2003                                                      F-2

Nash Elmo Consolidated Balance Sheet as of December 31, 2003               F-3

Nash Elmo Consolidated Statement of Members' Equity and Accumulated
    Other Comprehensive Income for the year ended December 31, 2003        F-4

Nash Elmo Consolidated Statement of Cash Flows for the year ended
    December 31, 2003                                                      F-5

Notes to Nash Elmo Consolidated Financial Statements                       F-6

Discussion of Unaudited Pro Forma Consolidated Statements of Operations    F-23

Unaudited Pro Forma Consolidated Statement of Operations for the year
    ended December 31, 2003                                                F-25

Notes to Unaudited Pro Forma Consolidated Statement of Operations for
    the year ended December 31, 2003                                       F-26

Unaudited Pro Forma Consolidated Statement of Operations for the nine
    months ended September 30, 2004                                        F-29

Notes to Uunaudited Pro Forma Consolidated Statement of Operations for
    the nine months ended September 30, 2004                               F-30

*Financial statements and pro forma financial information appear following the signature page and exhibit index.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    GARDNER DENVER, INC.

Date: November 17, 2004             By: /s/ Daniel C. Rizzo, Jr.
                                        ---------------------------------------
                                        Daniel C. Rizzo, Jr.
                                        Vice President and Corporate Controller
                                        (Chief Accounting Officer)


                                     5

                                EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
-----------   -----------
   2.1        Agreement and Plan of Merger dated July 28, 2004 by and among
              Gardner Denver, Inc., Neptune Holdings I, Inc., nash_elmo
              Holdings LLC and Audax Vacuum Corp., filed as Exhibit 2.1 to
              Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

   2.2 Amendment to Agreement and Plan of Merger dated September 1, 2004 by and among Gardner Denver, Inc., Neptune Holdings I, Inc., nash_elmo Holdings LLC and Audax Vacuum Corp, filed as
              Exhibit 2.2 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

   2.3 Agreement and Plan of Merger dated July 28, 2004 by and among Gardner Denver, Inc., Neptune Holdings II, Inc. and nash_elmo Corp, filed as Exhibit 2.3 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

   2.4 Amendment to Agreement and Plan of Merger dated July 28, 2004 by and among Gardner Denver, Inc., Neptune Holdings II, Inc. and nash_elmo Corp, filed as Exhibit 2.4 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

   2.5 Escrow Agreement dated September 1, 2004 by and among Gardner Denver, Inc., Wells Fargo Bank, National Association, as escrow agent, and Audax Vacuum Corp, filed as Exhibit 2.5 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

   2.6 Form of Transmittal Letter and Agreement, filed as Exhibit 2.6 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

  10.1 Amended and Restated Credit Agreement dated September 1, 2004 by and among Gardner Denver, Inc., J.P. Morgan Securities, Inc., as lead arranger, and the other lenders named therein, filed as Exhibit 10.1 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

  23.1        Consent of KPMG LLP

  99.1 Press Release dated September 1, 2004, filed as Exhibit 99.1 to Gardner Denver's Form 8-K dated September 2, 2004, and incorporated herein by reference.

                                     6

[KPMG letterhead]



                        INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
nash_elmo Holdings LLC:

We have audited the accompanying consolidated balance sheet of nash_elmo Holdings LLC and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, members' equity and accumulated other comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of nash_elmo Holdings LLC and subsidiaries as of December 31, 2003 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                         /s/ KPMG LLP

March 3, 2004
Stamford, Connecticut

                                    F-1

                           nash_elmo HOLDINGS LLC

                    Consolidated Statement of Operations

                        Year ended December 31, 2003

                               (In thousands)

Net sales                                                            $212,449
Cost of sales                                                         132,269
                                                                     --------
        Gross profit                                                   80,180
                                                                     --------
Operating expenses:
  Selling                                                              33,927
  General and administrative                                           25,860
  Engineering and research and development                              4,751
  Integration expense                                                   4,956
                                                                     --------
        Total operating expenses                                       69,494
                                                                     --------
        Operating profit                                               10,686
                                                                     --------
Other income (expense):
  Interest expense                                                     (4,334)
  Interest income                                                         124
  Foreign currency transaction gain                                     1,778
  Management fees                                                        (864)
  Other - net                                                             370
                                                                     --------
        Total other income (expense)                                   (2,926)
                                                                     --------
        Income before income taxes                                      7,760

Income tax expense                                                      1,122
                                                                     --------
        Net earnings                                                 $  6,638
                                                                     ========
See accompanying notes to consolidated financial statements.

                                     F-2


                           nash_elmo HOLDINGS LLC

                         Consolidated Balance Sheet

                              December 31, 2003

                               (In thousands)

                                   ASSETS
Current assets:
  Cash and cash equivalents                                            $ 15,694
  Trade accounts receivable, less allowance
    for doubtful accounts of $1,795                                      42,013
  Inventories                                                            42,452
  Other current assets                                                    3,808
  Deferred income taxes                                                   2,256
                                                                       --------
        Total current assets                                            106,223

Property, plant, and equipment, net                                      38,775
Goodwill                                                                  5,406
Other identifiable intangible assets                                      2,169
Pension asset                                                             3,606
Deferred financing fees, net                                              1,040
Other assets                                                              3,543
                                                                       --------
        Total assets                                                   $160,762
                                                                       ========
                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Revolver and notes payable                                           $ 20,335
  Current portion of long-term debt                                         210
  Accounts payable                                                       17,742
  Accrued expenses                                                       19,640
  Customer advances                                                       7,152
  Foreign income taxes payable                                            1,778
  Deferred income taxes                                                   1,335
                                                                       --------
        Total current liabilities                                        68,192

Long-term borrowings, less current portion:
  Due to third parties                                                   25,834
  Due to The Nash Engineering Company                                     3,000
Accrued pension liability                                                 7,360
Other long-term liabilities                                                 896
Deferred income taxes                                                       811
                                                                       --------
        Total liabilities                                               106,093
                                                                       --------
Shareholders' equity:
  Members' equity                                                        42,809
  Accumulated earnings                                                    6,094
  Accumulated other comprehensive income                                  5,766
                                                                       --------
        Total shareholders' equity                                       54,669
                                                                       --------
        Total liabilities and shareholders' equity                     $160,762
                                                                       ========
See accompanying notes to consolidated financial statements.

                                     F-3

                                              nash_elmo HOLDINGS LLC

                                   Consolidated Statement of Members' Equity and
                                      Accumulated Other Comprehensive Income

                                           Year ended December 31, 2003

                                                  (In thousands)

                                                                                   ACCUMULATED
                                                                                      OTHER               TOTAL
                                               MEMBERS'       ACCUMULATED         COMPREHENSIVE       SHAREHOLDERS'
                                               EQUITY      EARNINGS (DEFICIT)        INCOME              EQUITY
                                               --------    ------------------     -------------       -------------
                                               $ 42,800           (440)               2,680              45,040
Balance at December 31, 2002
  Net earnings                                       --          6,638                   --               6,638
  Unrealized foreign currency
    translation gain                                 --             --                3,086               3,086
                                                                                                         ------
  Comprehensive income                                                                                    9,724
  Additional members' equity contribution             9             --                   --                   9
  Cash distributions                                 --           (104)                  --                (104)
                                               --------          -----                -----              ------
Balance at December 31, 2003                   $ 42,809          6,094                5,766              54,669
                                               ========          =====                =====              ======

See accompanying notes to consolidated financial statements.

                                     F-4


                                 nash_elmo HOLDINGS LLC

                          Consolidated Statement of Cash Flows

                              Year ended December 31, 2003

                                     (In thousands)

Cash flows from operating activities:
  Net earnings                                                                   $ 6,638
  Adjustments to reconcile net earnings to net cash provided by operating activities:
      Loss on the sale & retirement of property, plant, and equipment                251
      Depreciation and amortization                                                8,567
      Deferred income taxes                                                        1,467
      Change in assets and liabilities:
        Trade accounts receivable                                                 (2,784)
        Inventories                                                               (8,453)
        Other assets                                                              (1,681)
        Accounts payable and accrued expenses                                     (5,827)
        Foreign income taxes payable                                                  33
        Customer advances                                                          2,772
        Other long-term liabilities                                                1,598
                                                                                 -------
          Net cash provided by operating activities                                2,581
                                                                                 -------
Cash flows from investing activities:
  Acquisition costs                                                                  317
  Capital expenditures                                                           (17,257)
  Proceeds from sale of property, plant, and equipment                             2,354
                                                                                 -------
          Net cash used by investing activities                                  (14,586)
                                                                                 -------
Cash flows from financing activities:
  Payments on borrowings                                                         (80,477)
  Proceeds on borrowings                                                          96,086
  Additional members' equity contribution                                              9
  Cash distributions paid                                                           (104)
                                                                                 -------
          Net cash provided by financing activities                               15,514

Effect of exchange rate changes on cash                                            1,248
                                                                                 -------
          Net increase in cash and cash equivalents                                4,757

Cash and cash equivalents at beginning of period                                  10,937
                                                                                 -------
Cash and cash equivalents at end of period                                       $15,694
                                                                                 =======
See accompanying notes to consolidated financial statements.

                                     F-5


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)


(1)    FORMATION OF THE COMPANY

       On February 19, 2002, nash_elmo Holdings LLC (the Company) was formed as a Delaware limited liability corporation. On May 7, 2002, the Company formally commenced operations through contributions of $27,500 in cash by nash_elmo Corporation, an Audax Group Company (Audax), and the contribution of certain operating assets and subsidiaries (Operating Assets) of The Nash Engineering Company
       (TNEC) with an estimated fair value of $15,300. In exchange for these contributions, Audax and TNEC received an equity ownership in the Company as described in note 8. Simultaneously, the Company acquired 100% of the stock of elmo vacuum technology GmbH (elmo), a German company previously owned by Siemens AG, for total consideration of $27,500.

       TNEC's Operating Assets were in the business of industrial vacuum technology including the manufacturing and service of liquid ring vacuum pumps and steam jets. These Operating Assets conduct business primarily in the United States and include operations in South America, Europe, and Asia, as well.

       elmo was in the business of industrial vacuum technology including the manufacturing of liquid ring vacuum pumps and compressors and side channel blowers. elmo sold mainly in Europe but also had operations and sales offices in Asia and the United States, as well.

       The following table summarizes the estimated fair value of the assets acquired and liabilities assigned to the operating assets of TNEC and elmo in accordance with purchase method of accounting as of May 7, 2002:

               Current assets                               $ 77,271
               Property, plant, and equipment                 17,839
               Long term assets                               10,639
               Identifiable intangibles                        5,857
               Goodwill                                        6,610
                                                            --------
                   Total assets acquired                     118,216
                                                            --------
               Current liabilities                            55,041
               Long-term liabilities                          20,375
                                                            --------
                   Total liabilities assumed                  75,416
                                                            --------
                   Net assets acquired                      $ 42,800
                                                            ========



                                     F-6                          (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

       (A)    DESCRIPTION OF BUSINESS

              nash_elmo Holdings LLC and subsidiaries (the Company) is engaged in the business of industrial vacuum technology including the manufacture and service of liquid ring vacuum pumps, side channel blowers and steam jets. The Company's major markets are the pulp and paper, chemical, power and other general industrial markets such as the food, textile, mining, and electronics industries. Products are engineered and manufactured to order based upon customer specifications with some pumps, parts, accessories and subassemblies manufactured for inventory.

       (B)    PRINCIPLES OF CONSOLIDATION

              The consolidated financial statements include the financial statements of nash_elmo Holdings LLC and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

       (C)    CASH EQUIVALENTS

              The Company considers certificates of deposit and other highly liquid instruments with a maturity of three months or less to be cash equivalents. As of December 31, 2003 the Company had $3,371 of letters of credit outstanding and guarantees primarily for collateralization for customer progress payments and warranty performance guarantees. The Company also has $1,335 of letters of credit outstanding under the Revolving Credit Agreement discussed in note 7.

       (D)    FOREIGN CURRENCY TRANSLATION

              The financial statements of foreign subsidiaries are translated in accordance with the requirements of Statement of Financial Accounting Standards No. 52. Accordingly, all asset and liability accounts of foreign subsidiaries have been translated at current exchange rates at the balance sheet date and related revenues and expenses at average rates of exchange in effect during 2003. The resulting cumulative translation gains and losses are reflected as a separate component of members' equity. Currency transaction gains and losses are recorded as other income (expense) in the consolidated statement of operations.

       (E)    SUPPLEMENTAL CASH FLOW INFORMATION

              Interest and taxes paid for the year ended December 31, 2003 was $2,365 and $779, respectively. During 2003, the Company completed its purchase accounting, and as a result recorded certain non cash adjustments impacting goodwill in the amount of $5,282. These adjustments relate primarily to asset valuations contemplated as part of the transaction discussed in Note 1.

       (F)    INVENTORIES

              Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out method (LIFO) for the domestic subsidiary, and for the remaining subsidiaries the first-in, first-out method (FIFO) is used to determine cost. Inventory costs include material, labor, and manufacturing overhead.

                                     F-7                            (Continued)

                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

       (G)    PROPERTY, PLANT, AND EQUIPMENT

              Property, plant, and equipment are stated at cost. Depreciation expense, $6,344 for the year ended December 31, 2003, is calculated using the straight-line method over the estimated useful lives of the assets, generally ranging from 3 to 30 years. Leasehold improvements are amortized over the shorter of the lease or estimated useful life of the asset. Repairs and maintenance of a routine nature are charged against earnings, while those which improve or extend the lives of existing assets are capitalized.

       (H)    GOODWILL AND OTHER IDENTIFIABLE INTANGIBLE ASSETS

              Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company adopted the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets, as of May 7, 2002. Pursuant to Statement 142, goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. In 2003, the Company adjusted the goodwill balance to reflect the completion of third party valuations, certain restructuring, and asset dispositions contemplated as part of the acquisition, resulting in a net adjustment of $1,204 to the goodwill balance.

              Other identifiable intangible assets includes favorable lease arrangements with TNEC and Siemens AG of $3,140 and $1,891, respectively, and technical know-how of $427. At December 31, 2003 and 2002, the other identifiable assets balance increased by $172 and $337, respectively, due to the impact of changes in foreign currency rates used to translate balances into U.S. dollars. Also during 2003, the Company terminated its favorable lease arrangement with Siemens AG, resulting in an allocation of the remaining intangible asset assigned to this lease arrangement of $1,976 to goodwill.

              The weighted average useful life for the remaining favorable lease arrangement and technical know-how balances at December 31, 2003 is 5 years. Amortization expense related to other identifiable intangible assets was $1,074 and $748 for the years ended December 31, 2003 and 2002, respectively. Estimated annual amortization expense for the remaining three years ended December 31, 2004 through 2006 is $834, $668, and $667, respectively.

       (I)    IMPAIRMENT OF LONG-LIVED ASSETS

              In accordance with Statement 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

                                     F-8                           (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

              The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

              Goodwill is tested annually for impairment, and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's fair value. This determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying amount. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit's goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with FASB Statement No. 141, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. At October 31, 2003, the Company performed its annual impairment test for goodwill. The results of this analysis did not require the Company to recognize an impairment loss.

       (J)    REVENUE RECOGNITION

              The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

       (K)    PRODUCT WARRANTY

              The Company's product warranty liability is calculated based primarily upon historical warranty claims experience. Management also factors into the product warranty accrual any specific warranty issues identified during the period which are expected to impact future periods and may not be consistent with historical claims experience. Product warranty accruals are reviewed regularly by management and adjusted from time to time when actual warranty claims experience differs from that estimated.

       (L)    COMMITMENTS AND CONTINGENCIES

              Liabilities for loss contingencies, including environmental remediation costs not within the scope of FASB Statement No. 143, Accounting for Asset Retirement Obligations, arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries for environmental remediation costs from third parties, which are probable of realization, are separately recorded, and are not offset against the related environmental liability, in accordance with FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts.

              The Company accrues for losses associated with environmental remediation obligations not within the scope of Statement 143 when such losses are probable and reasonably estimatable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of

                                     F-9                           (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)


              environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.

       (M)    RESEARCH AND DEVELOPMENT

              Expenses relating to the development of new products and improvements of existing products, were $3,245 for the year ended December 31, 2003 and were charged against earnings as incurred.

       (N)    STOCK-BASED COMPENSATION

              The Company accounts for stock-based transactions with employees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123). As permitted under SFAS 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS 123, the Company has elected to measure stock-based employee compensation arrangements in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees (APB 25), as amended by FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation for Employees, and comply with the disclosure provisions of SFAS 123 and SFAS 148. Under APB 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's common stock and the exercise price for options granted to employees. Compensation expense is amortized over the vesting period of the options, which is five years.

              Under APB 25, because the exercise price of the Company's employee stock options equals fair value of the underlying common stock on the date of grant, compensation expense is generally not recognized for its stock option grants to employees.

              The following table illustrates the effect on net earnings if the Company had applied the fair value recognition provisions of SFAS 123 and SFAS 148 to all stock-based employee compensation awards.

                                                                         2003
                                                                        ------
              Net earnings, as reported                                 $6,638

              Deduct:
              Total stock-based employee compensation determined
                under fair value based accounting method for all
                awards, net of tax                                         (73)
                                                                        ------
                  Proforma net income                                   $6,565
                                                                        ======


                                     F-10                          (Continued)



                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

       (O)    INCOME TAXES

              The Company and its domestic subsidiaries are limited liability companies, taxable as a partnership for U.S. income tax purposes and, as such, generally will pay no U.S. federal or state income taxes. The Company's federal and state distributable share of income, deductions and credits will be allocated to the owners based on their percentage of ownership. However, certain foreign affiliates' earnings are taxable under their respective jurisdictions and record related deferred income tax assets and liabilities. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax purposes. In accordance with SFAS 109, Accounting for Income Taxes, these deferred taxes are measured by applying currently enacted tax laws. Accordingly, certain of the Company's subsidiaries have recorded deferred taxes in the consolidated financial statements while deferred taxes associated with the Company's U.S. operations are recorded directly by the members.

       (P)    COMPREHENSIVE INCOME

              SFAS 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from nonowner sources including foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. The Company's only other comprehensive income item is its foreign currency translation adjustment.

       (Q)    USE OF ESTIMATES

              The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant, and equipment, intangibles and goodwill; valuation allowances for receivables, inventories and deferred income tax assets; and assets and obligations related to employee benefits. Actual results could differ from those estimates.

       (R)    RECENTLY ISSUED ACCOUNTING STANDARDS

              In December 2003, FASB Statement No. 132 (revised), Employers' Disclosures About Pensions and Other Postretirement Benefits, was issued. Statement 132 (revised) prescribes employers' disclosures about pension plans and other postretirement benefit plans; it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement is effective for all plans of non-public entities and applies to fiscal years ending after June 15, 2004.

                                     F-11                          (Continued)



                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)


(3)    GEOGRAPHICAL OPERATIONS

       The Company operates in three geographical regions which are the Americas, Europe, and Asia Pacific. Nash Engineering Company of Canada, Ltd. and nash_elmo Brasil Bombas Ltda., foreign subsidiaries, are included in the operations of the Americas. The following is a summary of net assets as of December 31, 2003 and operations of each region for the year ended December 31, 2003.

                                       AMERICAS   EUROPE    ASIA/PACIFIC    ELIMINATIONS    CONSOLIDATED
                                       --------   ------    ------------    ------------    ------------
Net Assets at December 31, 2003:
  Current assets                      $ 31,908     54,744      28,937         (9,366)         106,223
  Property, plant, and
    equipment (net)                      9,661     22,442       6,672             --           38,775
  Other assets                           3,262     46,463       1,022        (34,983)          15,764
                                      --------    -------      ------        -------          -------
       Total assets                     44,831    123,649      36,631        (44,349)         160,762

  Current liabilities                   22,185     39,357      15,297         (8,647)          68,192
  Other liabilities                      6,411     32,014         369           (893)          37,901
                                      --------    -------      ------        -------          -------
       Net assets                     $ 16,235     52,278      20,965        (34,809)          54,669
                                      ========    =======      ======        =======          =======
Operations for the year ended
  December 31, 2003
     Sales-trade                      $ 69,195    107,492      35,762             --          212,449
     Sales-intercompany                  9,617     10,016       1,947        (21,580)              --

     Operating profit (loss)             1,990      3,197       9,411         (3,912)          10,686
     Other income (expense)             (2,637)    (1,237)     (1,814)         2,762           (2,926)
                                      --------    -------      ------        -------          -------
       Earnings (loss) before
         income taxes                 $   (647)     1,960       7,597         (1,150)           7,760
                                      ========    =======      ======        =======          =======

       Other income (expense) of the regions include licensing fees charged by nash_elmo Holdings LLC, nash_elmo Industries LLC and nash_elmo Industries GmbH of $1,345, $190 and $565, respectively, in 2003 with the related licensing fee income offset against nash_elmo Industries LLC and nash_elmo Industries GmbH other income (expense).


                                     F-12                          (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

(4)    INVENTORIES

       Inventories consist of the following:

                                                             2003
                                                            -------
       Domestic subsidiary at FIFO:
         Stock and raw materials                            $10,084
         Work-in-process                                      1,368
                                                            -------
           Total domestic inventories at FIFO                11,452
         Reduction to LIFO value                               (471)
                                                            -------
       Total inventories at LIFO value                       10,981
                                                            -------
       Remaining subsidiaries at FIFO:
         Raw materials                                       14,618
         Work-in-process                                      7,065
         Finished goods                                       9,788
                                                            -------
                                                             31,471
                                                            -------
                Total inventories                           $42,452
                                                            =======

       It is not practicable to separate LIFO inventories into their component parts (raw materials, work-in-process, and finished goods) because of the use of the dollar-value LIFO method. If inventories which are carried on the LIFO method were carried on the FIFO cost method, total inventories would be $471 higher than reported as of December 31, 2003.

(5)    PROPERTY, PLANT, AND EQUIPMENT

       Property, plant, and equipment consist of the following:

                                                             2003
                                                            -------
       Land and buildings                                   $17,357
       Machinery and equipment                               21,224
       Furniture and fixtures                                11,917
       Construction-in-progress                                 709
                                                            -------
                                                             51,207

       Less accumulated depreciation and amortization        12,432
                                                            -------
                Property, plant, and equipment, net         $38,775
                                                            =======


                                     F-13                          (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

(6)    ACCRUED EXPENSES

       Accrued expenses consist of the following:

                                                              2003
                                                            -------
       Accrued compensation                                 $ 6,436
       Accrued employee benefits                              3,000
       Accrued warranty                                       2,030
       Accrued integration costs                              1,066
       Accrued restructuring                                    342
       Other                                                  6,766
                                                            -------
                                                            $19,640
                                                            =======

       A reconciliation of the changes in the product warranty liability for the year ended December 31, 2003 is as follows:

       Balance as of December 31, 2002                      $ 2,589
       Product warranty accruals                                766
       Settlements                                           (1,218)
       Other (primarily foreign currency translation)          (107)
                                                            -------
       Balance as of December 31, 2003                      $ 2,030
                                                            =======


                                     F-14                          (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

(7)    LONG-TERM DEBT

       Long-term debt consists of the following:

                                                                        2003
                                                                      -------
       Note payable to Siemens due July 31, 2007
         at a rate of 10.58% per annum                                $10,000
       Term loan A due April 30, 2007 plus interest at a rate of
         6% per annum                                                   1,085
       Term loan C payable quarterly through April 30, 2007 plus
         interest at prime (4.00% at December 31, 2003)                 5,526
       Twenty year mortgage payable semi-annual at an effective
         interest rate of 4.65% to 5.38%                                9,433
       Note payable to The Nash Engineering Company (TNEC)              3,000
                                                                      -------
           Total long-term debt                                        29,044

       Less current portion                                               210
                                                                      -------
           Long-term debt excluding current portion                   $28,834
                                                                      =======

       Principal payments due on long-term debt, including the capital lease, during each of the next five years are:

              2004                                                    $   210
              2005                                                      1,549
              2006                                                      1,954
              2007                                                     17,250
              2008                                                        574
              Thereafter                                                7,507

       The Company has a Revolving Credit Agreement (or Agreement) with a financial institution. The Agreement expires April 30, 2007, at which time all outstanding balances are due and payable. The Agreement is secured by certain domestic assets of the Company, allows borrowings of up to $27,400, less the amounts of outstanding letters of credit issued and the related Term Loans A and C noted above. At December 31, 2003, the Company had borrowed $5,723 and $6,611 under the Revolving Credit Agreement and the Term Loans respectively, and had outstanding letters of credit of $1,335. Borrowings under the Revolving Credit Agreement is limited by the "Borrowing Base." The Borrowing Base, as defined in the Revolving Credit Agreement, represents certain eligible receivables and inventory of $12,464 at December 31, 2003. The Revolving Credit Agreement also contains loan covenants requiring fixed charge coverage, maximum leverage and a limit on capital expenditures. At December 31, 2003, the Company was in compliance with all covenant requirements.

       The Company also has a Revolving Credit Agreement with a bank in Europe. The agreement expires May 31, 2005. The agreement is secured by certain assets of the Company located in Germany and allows borrowings up to $31,448 on the Revolving Credit Agreement, which includes $15,750 on the

                                     F-15                          (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

       factoring agreement. The borrowing under the Revolving Credit Agreement is limited by the "Borrowing Base." The Borrowing Base, as defined in the Revolving Credit Agreement, represents certain eligible receivables and inventory of $20,939 at December 31, 2003. At December 31, 2003 there was $13,766 of borrowings outstanding.

       Additionally, as part of the transaction discussed in note 1, the Company has a Standby Credit Facility (Facility) with TNEC. Borrowings under the Facility are due no later than December 31, 2007 with accrued interest payable at Prime plus 4%. At December 31, 2003, the amount due to TNEC under the Facility was $3,000 plus $206 of accrued interest. Accrued interest payable to TNEC is included in accrued expenses.

       The Company has entered into a mortgage with a bank in 2002, the proceeds of which have been used to purchase land and the construction of a manufacturing facility in Germany. The maximum amount of the mortgage will be $9,963, currently there is $9,433 outstanding at December 31, 2003.

       The Company's remaining borrowings of $846 relate to short-term loans from banks located in China.

       The Company has additional short-term lines of credit of $8,660, with additional availability of $4,666 for borrowing at December 31, 2003.

 (8)   MEMBERS EQUITY

       On May 7, 2002, nash_elmo Corporation and TNEC (collectively the Members) entered into an Amended and Restated Liability Company Agreement (the LLC Agreement), which governs the relative rights and duties of the members. The ownership interests of the members in the Company consist of Class A units. As of December 31, 2003, the Company's Class A units were owned 64.25% by Audax and 35.75% by TNEC.

       In 2002, the Company adopted a stock option plan (the Plan) to which certain officers and key employees of the Company were granted an option to purchase Class O units in the Company at an exercise price equal to $1 for the first half of options granted and at $2 for the remaining options granted. The exercise price of the options of $1 was determined based on the fair value of the Class A units upon closing. The plan authorizes grants of options to purchase up to 2,282,667 units. All options vest and become fully exercisable over a five year period; 40% vest on May 7, 2004 and 20% for each year thereafter until May 7, 2007. Additionally, all Class O units shall immediately vest with respect to 100% of the unvested Class O units immediately prior to a sale of the Company, if the employee is still employed by the Company. These options are exercisable when the option has vested and the grantee has paid the full price for the Class O units. The options will expire after the earlier of the tenth anniversary of the date of the agreement or the sale of the Company. Additionally, if an option is not vested upon termination the option will expire and be forfeited on such date and any part of any option that is vested on the termination date shall also expire and be forfeited to the extent that the option has not been exercised on the sixty-fifth day following the termination date. All Class O units are nonvoting.

       Also in 2002, the Company entered into purchase agreements with certain officers and employees of the Company whereby these officers and employees of the Company have the right to purchase 2,472,889 Class P units. These units vest and become fully exercisable over a five year period; 40% vest on May 7, 2004 and 20% for each year thereafter until May 7, 2007. All Class P units are nonvoting. Additionally, all Class P units shall immediately vest with respect to 100% of the unvested Class P units

                                     F-16                          (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

       immediately prior to a sale of the Company, if the employee is still employed by the Company. For purposes of distributions, a Class P unit will not be entitled to distributions until the unit has vested in accordance with the Class P unit agreement and the employee has satisfied the Return Threshold, as defined. The Return Threshold, as defined in the LLC agreement, is $1 for the first half of units granted and $2 for the remaining units granted.

       As a nonpublic entity, the Company utilized the minimum value method to determine the fair value of the units on the date of grant. The per share weighted average fair value of the Class O and Class P units granted on March 31, 2003 was $0.63, estimated on the date of grant using the minimum value method with the following assumptions: risk-free interest rate of 3.0%; no assumed volatility; and expected life of five years. The units granted in 2003 had exercise prices of $1, and $2, which is more than the fair market value on the grant date. As a result, the Company did not record compensation cost for the options granted.

       Stock option activity during the periods are as follows:

                                             TOTAL NUMBER OF
                                                 SHARES         CLASS P UNITS     CLASS O UNITS
                                             ---------------    -------------     -------------
       BALANCE AT DECEMBER 31, 2002             3,836,833         2,472,888         1,363,945
         Granted                                  162,000                --           162,000
         Exercised                                     --                --                --
         Forfeited                                (72,000)               --           (72,000)
         Expired                                       --                --                --
                                                ---------         ---------         ---------

       BALANCE AT DECEMBER 31, 2003             3,926,833         2,472,888         1,453,945
                                                =========         =========         =========

       Distributions shall be made to the Class A unitholders, Class O unitholders and Class P unitholders pro-rata among such holders based on the total number of Class A units, Class O units, and Class P units taken as a whole.


                                     F-17                          (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

(9)    INCOME TAXES

       The components of income before taxes are as follows:

                                                              2003
                                                             ------
       Domestic                                              $ (859)
       Foreign                                                8,619
                                                             ------
           Income before taxes                                7,760
                                                             ======

       The following table summarizes the difference between the U.S. federal statutory rate and the Company's effective income tax rate for financial statement purposes for the year ended December 31, 2003:

                                                              2003
                                                             ------
       U.S. federal statutory tax rate                         35.0%
       U.S. loss allocated to members                           6.5
       Benefit due to lower foreign taxes                     (27.0)
                                                             ------
           Effective tax rate                                  14.5%
                                                             ======

       The Company is a Limited Liability Company, taxable as a partnership for U.S. tax purposes and, as such, income, deductions, and credits are allocated to the members' based on their percentage of ownership. However, certain foreign affiliates pay income taxes in their respective tax jurisdictions. The Company had foreign income tax expense of $1,122 in 2003. There were no significant reconciling items between the foreign affiliates' local effective tax rate and the local statutory tax rate, with the exception of valuation allowances recorded against net operating losses in Canada, Netherlands and Germany (discussed below). These amounts were comprised of current income tax expense of $1,043 and deferred income tax expense of $79 for the year ended December 31, 2003.

       At December 31, 2003, the Company had net operating tax loss carryforwards for Canadian, Netherlands and German income tax purposes of $4,051, $1,235 and $4,141, respectively, which can be carried forward seven years for Canada and indefinitely for Netherlands and Germany. The Company has established a valuation allowance in the amount of $1,714 related to the 2003 net operating losses based upon our projections of future taxable income. Subsequently recognized benefits related to the 2003 valuation allowance, if any, of approximately $1,500 will be applied to reduce goodwill.

                                     F-18                          (Continued)



                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2003.

       The components of the net deferred tax assets (liabilities) at December 31, 2003 are as follows:

                                                                     2003
                                                                    -------
       Inventories                                                  $   558
       Restructuring charges                                             80
       Net operating loss carryforward                                3,176
       Other                                                            156
                                                                    -------
              Total gross deferred tax assets                         3,970

       Valuation allowance                                           (1,714)
                                                                    -------
              Net deferred tax assets                                 2,256
                                                                    -------
       Unrealized foreign exchange gain                              (1,364)
       Other                                                           (782)
                                                                    -------
              Total gross deferred tax liabilities                   (2,146)
                                                                    -------
              Net deferred tax asset                                $   110
                                                                    =======

       Deferred taxes are not recognized for temporary differences related to investments in foreign subsidiaries that are essentially permanent in duration. Determination of the amount of unrecognized deferred taxes related to these investments is not practicable.

       Neither the United States nor German income taxes have been provided on the undistributed earnings of the consolidated foreign subsidiaries of approximately $24,582 at December 31, 2003, as the Company intends to permanently reinvest the majority of such earnings.

(10)   EMPLOYEE BENEFITS

       The Company maintains a trusteed noncontributory defined contribution pension plan which is fully funded covering all domestic employees who have attained age 20-1/2, with 1-1/2 years of employment. Contributions are made to the Plan based upon a percentage of annual salary. Plans are also maintained for employees of certain foreign subsidiaries. Pension expense related to these plan's aggregated $1,292 in 2003.

       Additionally, the Company has a defined benefit pension plan covering certain foreign subsidiary employees. The benefits are based on years of service and the employee's compensation in the highest five consecutive fiscal years preceding retirement.

                                     F-19                          (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

Financial data pertaining to the defined benefit plan as of December 31, 2003 follows:

Change in Benefit Obligation
  Benefit obligation at beginning of year                     $ 5,495
  Service cost                                                    362
  Interest cost                                                   395
  Actuarial loss                                                  960
  Currency translation adjustment                               1,108
                                                              -------
  Benefit obligation at end of year                           $ 8,320
                                                              =======

Change in Plan Assets
  Fair value of assets at beginning of year                   $ 2,884
  Actual return on plan assets                                     67
  Employer contributions                                           84
  Currency translation adjustment                                 571
                                                              -------
  Fair value of assets at end of year                         $ 3,606
                                                              =======

Funded Status
  Benefit obligation                                          $(8,320)
  Fair value of assets                                          3,606
  Unrecognized net actuarial loss                                 960
                                                              -------
  Net amount recognized                                       $(3,754)
                                                              =======

Amount recognized in consolidated balance sheet
  Pension asset                                               $ 3,606
  Accrued pension liability                                    (7,360)
                                                              -------
  Net amount recognized                                       $(3,754)
                                                              =======
Components of Net Periodic Cost
  Service cost                                                $   362
  Interest cost                                                   395
  Expected return on assets                                       (67)
  Other                                                            20
                                                              -------
  Net amount recognized                                       $   710
                                                              =======
Weighted average assumptions as of December 31:
  Discount rate                                                  5.25%
  Expected return on plan assets                                 2.00%
  Rate of compensation increase                                  2.25%

                                     F-20                          (Continued)


                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)

       The pension assets are maintained in the pension trust and limited to fulfilling the Company's pension obligations.

(11)   COMMITMENTS AND CONTINGENCIES

       The Company is obligated under certain noncancelable operating leases for equipment and office space at a number of locations, several of which are owned by TNEC, an affiliated Company. Total operating lease expense was $4,205 in 2003, including $277 which was paid to TNEC. Future minimum lease payments under noncancelable operating leases at December 31, 2003 are as follows:

                                            TNEC     OTHER     TOTAL
                                            ----     -----     -----
       Years:
         2004                               $277     4,017     4,294
         2005                                277     2,954     3,231
         2006                                277     2,751     3,028
         2007                                105     2,369     2,474
         2008                                 --     2,130     2,130
         Thereafter                           --     2,433     2,433
                                            ----    ------    ------
                                            $936    16,654    17,590
                                            ====    ======    ======

       The Company is party to certain financial guarantees, not reflected on the balance sheet. These guarantees arose in the normal course of business and relate to customer advance payments and performance guarantees. Should the Company be unable to complete a customer project, the Company would be obligated to reimburse such customer for its advance payment. These guarantees expire at the completion of the project. The Company also guarantees the performance of its vacuum pumps to meet certain specifications related to the performance of the vacuum pump, the expiration of these guarantees vary based on the agreements. At December 31, 2003, the customer advance guarantees total $177 and the guarantees related to performance was $4,624. The Company currently believes the risk of loss to be minimal.

       During 2003, the Company entered into an agreement with an insurance company for the issuance of surety bonds on behalf of the Company. The agreement allows for up to $5,000 of surety bonds to be issued in the aggregate. At December 31, 2003, the surety bonds outstanding totaled $1,064.

       Pursuant to the Audax Advisory Services Agreement and the TNEC Advisory Services Agreement (Advisory Services Agreements), the Company shall pay $500 to Audax and $250 to TNEC, plus out-of-pocket expenses incurred by Audax, TNEC and / or its affiliates that are incurred in rendering services under the Advisory Services Agreements. As part of the Advisory Services Agreement, Audax and TNEC will perform services as requested by the Company's board of managers. The Advisory Services Agreement between the Company and Audax is in effect for five years commencing on May 7, 2002 and shall be extended for an additional year at the end of each year unless the Company or Audax provides written notice to not extend the agreement within ninety days prior to the end of such year. The Advisory Services Agreement between TNEC and the Company is in effect for so long as the Audax Advisory Services Agreement is in effect. Under the Advisory Services Agreements, the Company paid Audax $500 and $25 and TNEC $250 and $0 for advisory services and out-of-pocket expenses, respectively, in 2003. Additionally, in 2003, the Company has paid Audax $114 in exchange

                                     F-21                          (Continued)



                           nash_elmo HOLDINGS LLC

                 Notes to Consolidated Financial Statements

                              December 31, 2003

                               (In thousands)


       for Audax providing the Company with a restructuring officer plus $31 of travel expenses. The travel expenses have been included in the integration line item for the year ended December 31, 2003.

(12)   RESTRUCTURING PLANS

       In May 2002 the Company adopted a long-term restructuring and integration plan in connection with the formation of the Company which included, combining sales, general administration, and engineering/research and development functions and closing of certain manufacturing locations. As part of the plan, the Company plans on reducing its worldwide headcount by 146 employees. During 2003 the Company revised its restructuring and integration estimates. The costs are comprised of the following:

                                                               LEASE AND
                                               SEVERANCE     OTHER PROPERTY
                                                 COSTS           COSTS           TOTAL
                                               ---------     --------------      -----
       Balance at December 31, 2002             $2,336            377            2,713
         Provisions/Adjustments                   (542)            43             (499)
         Payments                                1,629            243            1,872
                                                ------          -----            -----
       Balance at December 31, 2003             $  165            177              342
                                                ======          =====            =====

       In accordance with the purchase method of accounting, the restructuring accrual was considered as an acquisition cost in the May 7, 2002 opening balance sheet.

       Additionally, the Company has incurred additional integration costs related to the combination of the business of TNEC and elmo. These costs, among others, consist principally of employee relocation, professional fees for establishing new legal entities, systems rationalization and expenses incurred for new brand image. These costs are included in the operating income of the Company.

                                     F-22


                      DISCUSSION OF UNAUDITED PRO FORMA
                    CONSOLIDATED STATEMENTS OF OPERATIONS

GENERAL DESCRIPTION

     The following unaudited pro forma consolidated statements of operations are based on the historical consolidated statement of operations of Gardner Denver, Inc. ("Gardner Denver" or the "Company") and the historical consolidated statement of operations of nash_elmo Holdings, LLC ("Nash Elmo") and Syltone plc ("Syltone") adjusted to give effect to the Nash Elmo and Syltone acquisitions and the financing for the Nash Elmo and Syltone acquisitions as if each had occurred on January 1, 2003. The historical statement of operations of Nash Elmo is included in this Form 8-K/A. The historical consolidated statement of operations of Syltone and related pro forma financial information were included in a previous Form 8-K/A filing dated January 2, 2004 and filed on March 11, 2004.

NASH ELMO ACQUISITION FINANCING AND PURCHASE PRICE ALLOCATION

     On September 1, 2004, the Company entered into a $375.0 million amended and restated credit agreement (the "Credit Agreement"). The Credit Agreement provided the Company with access to senior secured credit facilities including a $150.0 million five-year Term Loan and a $225.0 million five-year Revolving Line of Credit (the "Credit Line"). On September 1, 2004, the Company borrowed $280.0 million ($150.0 million under the Term Loan and $130.0 million under the Credit Line) of which $50.3 million was used to retire debt outstanding under its previously existing Term Loan ($41.3 million) and Credit Line ($9.0 million). Of the remaining proceeds, $226.2 million ($117.5 million from the Credit Line and $108.7 million from the Term Loan) was used or designated for use in conjunction with the acquisition of Nash Elmo and related direct acquisition costs.

     The aggregate purchase price of $224.5 million (net of $12.1 million cash acquired and including $10.4 million of bank debt assumed and $2.9 million of direct acquisition costs) has been allocated primarily to receivables ($35.7 million); inventory ($45.7 million); property, plant and equipment ($34.5 million); intangible assets ($178.8 million); other assets ($7.2 million); accounts payable and accrued liabilities ($46.0 million); net deferred income tax liabilities ($28.0 million) and other long-term liabilities ($3.4 million), based on their estimated fair values at the date of acquisition. This allocation reflects the Company's preliminary estimates of the purchase price allocation and is subject to change upon completion of appraisals in 2005. Further, other assets and liabilities may be identified to which a portion of the purchase price could be allocated. The Company has not yet performed a detailed analysis to identify and measure additional adjustments that may be necessary to conform Nash Elmo's accounting policies with the Company's accounting policies.

                                    F-23

The following table summarizes the preliminary fair values of the intangible assets acquired in the Nash Elmo acquisition:

         Amortized intangible assets:
                  Customer lists and relationships           $ 44.0
                  Other                                        12.2
         Unamortized intangible assets:
                  Goodwill                                     94.6
                  Trademarks                                   28.0
                                                             ------
                           Total intangible assets           $178.8 million
                                                             ======

The preliminary weighted average amortization period for customer lists and relationships and other amortized intangible assets is 20 years and 5 years, respectively.

PRO FORMA ADJUSTMENTS

     The unaudited pro forma consolidated statements of operations reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions the Company believes are reasonable but are subject to change. In the Company's opinion, all adjustments that are necessary to fairly present the pro forma information have been made. The unaudited pro forma consolidated statements of operations do not purport to represent what the Company's results of operations would actually have been if the Nash Elmo acquisition and the financing for the Nash Elmo acquisition had occurred on such dates or to project the Company's results of operations for any future date or period.

     The unaudited pro forma consolidated statements of operations reflect the Company's preliminary estimates of the allocation of the purchase price for the Nash Elmo acquisition and are subject to change. The unaudited pro forma consolidated statements of operations do not reflect any operating efficiencies and cost savings that the Company may achieve with respect to the combined entities nor any expense associated with achieving these benefits.

NASH ELMO AND GARDNER DENVER HISTORICAL FINANCIAL STATEMENTS

     The historical consolidated statement of operations of Nash Elmo in the pro forma consolidated statement of operations is based on Nash Elmo's consolidated financial statements. You should read the following unaudited pro forma consolidated statements of operations in conjunction with the Company's historical audited consolidated financial statements, the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which were included in Gardner Denver's Form 10-K for the year ended December 31, 2003 and incorporated herein by reference, the Company's unaudited condensed financial statements, the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which were included in Gardner Denver's Form 10-Q for the quarterly period ended September 30, 2004 and incorporated herein by reference, and Nash Elmo's historical audited consolidated financial statements and the related notes, included in this Form 8-K/A.

                                    F-24

                                   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                YEAR ENDED DECEMBER 31, 2003
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   GARDNER                                                   GARDNER DENVER,
                                                  DENVER AND                                                   SYLTONE AND
                                                   SYLTONE                               PRO FORMA              NASH ELMO
                                                PRO FORMA (e)        NASH ELMO          ADJUSTMENTS             PRO FORMA
                                               ---------------    ---------------     ---------------      ------------------
Revenues....................................     $  570,079         $  212,449          $       --            $  782,528
Costs and expenses:
  Cost of sales (excluding depreciation and
    amortization)...........................        391,396            132,226                  --   (a)         523,622
  Depreciation and amortization.............         19,918              8,239               4,000   (b)          32,157
  Selling and administrative expenses.......        120,659             61,944                  --               182,603
  Interest expense..........................          8,943              4,334               5,053   (c)          18,330
  Other income, net.........................         (3,110)            (2,054)                 --                (5,164)
                                               ---------------    ----------------    ---------------       -----------------

Income before income taxes..................         32,273              7,760              (9,053)               30,980
Provision for income taxes..................         10,537              1,122              (1,126)  (d)          10,533
                                               ---------------    ----------------    ---------------       -----------------
Net income..................................     $   21,736         $    6,638          $   (7,927)           $   20,447
                                               ===============    ================    ===============       =================
Basic earnings per share....................     $     1.35                                                   $     1.27
                                               ===============                                              =================
Diluted earnings per share..................     $     1.33                                                   $     1.25
                                               ===============                                              =================
Basic weighted average number of shares
  outstanding...............................         16,061                                                       16,061
                                               ===============                                              =================
Diluted weighted average number of shares
  outstanding...............................         16,312                                                       16,312
                                               ===============                                              =================

                     See accompanying notes to unaudited pro forma consolidated statement of operations

                                    F-25

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a) The pro forma cost of sales does not reflect the impact of the one-time adjustment related to the capitalization of the estimated profit in inventory acquired with Syltone or Nash Elmo.

(b) Reflects the change in Nash Elmo's depreciation and amortization expense due to the depreciation of the step-up in its property, plant and equipment to fair value over estimated average useful lives ranging from 3 to 25 years, and the amortization of the separately identifiable intangible assets with finite lives at estimated fair values over estimated useful lives ranging from 5 to 20 years. This adjustment is based on our estimated allocation of the purchase price for the Nash Elmo acquisition. We will base the final allocation on appraisals that have not yet been completed.

(c) Reflects the following interest expense on the estimated incremental borrowings necessary to finance the Nash Elmo acquisition (as discussed above under "Nash Elmo Acquisition Financing and Purchase Price Allocation"):

            Interest on the incremental Credit Line borrowing ($117,480 at 3.75%)...........      $  4,406
            Interest on the incremental Term Loan borrowing ($108,750 at 3.75%).............         4,078
            Incremental interest on our previously existing average borrowings (excluding the Nash Elmo acquisition related borrowings) due to an increase in rates on borrowings and commitments resulting from the increased leverage from the
              Nash Elmo acquisition.........................................................           320
            Net impact on amortization of debt issue costs related to the financing for the
              Nash Elmo acquisition.........................................................           350
            Elimination of historical interest expense on Nash Elmo's debt repaid in
              conjunction with the Nash Elmo acquisition....................................        (4,101)
                                                                                                 -----------
                Total interest expense adjustment...........................................      $  5,053
                                                                                                 ===========

     For purposes of determining the adjustment to interest expense in the pro forma statement of operations, the applicable LIBOR rate plus a margin of 200 basis points was used for the U.S. dollar denominated borrowing under our Credit Line and Term Loan.

(d) Reflects the income tax effect of the pro forma adjustments at the combined effective income tax rate for Gardner Denver and Nash Elmo of 34.0%.

                                    F-26

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(e) On January 2, 2004, the Company effectively completed its acquisition of Syltone, through its wholly-owned subsidiary GD First (UK) plc. The following unaudited pro forma statement of operations for the year ended December 31, 2003 was included as Amendment No. 1 on Form 8-K/A filed on March 11, 2004, to provide Syltone historical financial statements and pro forma financial information relating to the Syltone acquisition:

                                                                                                                  GARDNER
                                                                                                                  DENVER
                                                        GARDNER                              PRO FORMA          AND SYLTONE
                                                        DENVER            SYLTONE           ADJUSTMENTS          PRO FORMA
                                                    --------------     --------------     --------------      --------------
     Revenues...................................      $  439,530         $  130,549         $       --          $  570,079
     Costs and expenses:
       Cost of sales (excluding
         depreciation and amortization).........         307,753             83,643                 --             391,396
       Depreciation and amortization............          14,566              3,494              1,858  (a)         19,918
       Selling and administrative expenses......          85,326             35,333                 --  (b)        120,659
       Interest expense.........................           4,748              1,546              2,649  (c)          8,943
       Other (income) expense, net..............          (3,221)               111                 --              (3,110)
                                                    --------------     --------------     --------------      --------------
                                                         409,172            124,127              4,507             537,806
                                                    --------------     --------------     --------------      --------------
     Income before income taxes.................          30,358              6,422             (4,507)             32,273
     Provision for income taxes.................           9,715              2,294             (1,472) (d)         10,537
                                                    --------------     --------------     --------------      --------------
     Net income.................................      $   20,643         $    4,128         $   (3,035)         $   21,736
                                                    ==============     ==============     ==============      ==============
     Basic earnings per share...................      $     1.29                                                $     1.35
                                                    ==============                                            ==============
     Diluted earnings per share.................      $     1.27                                                $     1.33
                                                    ==============                                            ==============
     Basic weighted average number of
       shares outstanding.......................          16,061                                                    16,061
                                                    ==============                                            ==============
     Diluted weighted average number of
       shares outstanding.......................          16,312                                                    16,312
                                                    ==============                                            ==============

          (a) Reflects the change in Syltone's depreciation and amortization expense due to the depreciation of the step-up in its property, plant and equipment to fair value over estimated average useful lives ranging from 3 to 25 years, and the amortization of the separately identifiable intangible assets with finite lives at estimated fair values over estimated useful lives ranging from 1 to 20 years. This adjustment is based on our estimated allocation of the purchase price for the Syltone acquisition. We will base the final allocation on appraisals that have not yet been completed.

          (b) The Syltone historical statement of operations includes (pound)614 ($984) of compensation expense (pretax) related to Syltone stock options treated as variable options under U.S. GAAP. All of the outstanding Syltone stock options were settled in conjunction with the Syltone acquisition. As a result, there will be no recurring compensation expense related to such variable Syltone stock options subsequent to the Syltone acquisition. Notwithstanding this fact, the compensation expense related to such variable stock options has not been eliminated in the pro forma consolidated statement of operations for the twelve months ended December 31, 2003.

                                    F-27

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

          (c) Reflects the following interest expense on the estimated incremental borrowings necessary to finance the Syltone acquisition:

               Interest on the incremental Credit Line borrowing ($62,219 at 2.72%).................           $ 1,695
               Interest on the Loan Notes ((pound)5,168 at 3.27%)...................................               276
               Incremental interest on our previously existing average borrowings (excluding the Syltone acquisition related borrowings) due to an increase in rates on borrowings and  commitments resulting from the increased leverage from the
                 Syltone acquisition................................................................               554
               Amortization of debt issue costs related to the Syltone acquisition..................               176
               Elimination of historical interest expense on Syltone's U.S. dollar
                 denominated debt repaid in conjunction with the Syltone acquisition................              (208)
               Elimination of historical interest expense on the actual Credit Line borrowing
                 from Nov. 10 to Dec. 31, 2003 related to the Syltone acquisition...................              (354)
               Elimination of the interest income earned by us on the (pound)62,416 on deposit at
                 UBS from Nov. 10, 2003 through Dec. 31, 2003 ......................................               510
                                                                                                             -----------
                   Total interest expense adjustment................................................           $ 2,649
                                                                                                             ===========

               For purposes of determining the adjustment to interest expense in the pro forma statement of operations, the applicable LIBOR rate plus a margin of 145 basis points was used for the U.S. dollar denominated borrowing under our Credit Line. For the British pound denominated Loan Notes, the applicable LIBOR rate less 50 basis points was used (which is the credit spread applicable under the terms of the Loan Notes).

               The Syltone historical statement of operations includes (pound)205 ($328) of additional interest expense (pretax) related to interest rate swap agreements that did not meet the criteria for hedge accounting under U.S. GAAP related to accounting for derivatives. Effective with the Syltone acquisition, and as part of the financing of the Acquisition, two of the three existing interest rate swaps were settled. The required documentation related to the remaining interest rate swap was modified as of the effective date of the Syltone acquisition and it is anticipated that it will fully qualify for hedge accounting under U.S. GAAP from the effective date of the acquisition. Notwithstanding this fact, the interest expense related to the interest rate swaps has not been eliminated in the pro forma consolidated statement of operations for the twelve months ended December 31, 2003.

          (d) Reflects the income tax effect of the pro forma adjustments at the combined effective income tax rate for Gardner Denver and Syltone of 32.7%.

                                    F-28

                                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  GARDNER                                  PRO FORMA
                                                   DENVER            NASH ELMO            ADJUSTMENTS           PRO FORMA
                                               --------------      --------------       --------------       --------------
Revenues....................................     $  498,341          $  156,317           $       --           $  654,658
Costs and expenses:
  Cost of sales (excluding depreciation and
    amortization)...........................        336,457              97,066               (1,862)  (a)        431,661
  Depreciation and amortization.............         16,074               4,817                2,667   (b)         23,558
  Selling and administrative expenses.......        106,031              40,952                   --              146,983
  Interest expense..........................          5,949               3,160                2,918   (c)         12,027
  Other income, net.........................         (1,756)                (63)                  --               (1,819)
                                               --------------      --------------       --------------       --------------

Income before income taxes..................         35,586              10,385               (3,723)              42,248
Provision for income taxes..................         12,099               3,028                 (763)  (d)         14,364
                                               --------------      --------------       --------------       --------------
Net income..................................     $   23,487          $    7,357           $   (2,960)          $   27,884
                                               ==============      ==============       ==============       ==============
Basic earnings per share....................     $     1.26                                                    $     1.50
                                               ==============                                                ==============
Diluted earnings per share..................     $     1.23                                                    $     1.47
                                               ==============                                                ==============
Basic weighted average number of shares
  outstanding...............................         18,645                                                        18,645
                                               ==============                                                ==============
Diluted weighted average number of shares
  outstanding...............................         19,032                                                        19,032
                                               ==============                                                ==============

                          See accompanying notes to unaudited pro forma consolidated statement of operations

                                    F-29


      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           (AMOUNTS IN THOUSANDS)

(a) Reflects the one-time adjustment on cost of sales included in Gardner Denver's 2004 financial results due to the capitalization of the estimated manufacturing profit in inventory acquired with Syltone ($1,237) and Nash Elmo ($625).

(b) Reflects the change in Nash Elmo's depreciation and amortization expense due to the depreciation of the step-up in its property, plant and equipment to fair value over estimated average useful lives ranging from 3 to 25 years, and the amortization of the separately identifiable intangible assets with finite lives at estimated fair values over estimated useful lives ranging from 5 to 20 years. This adjustment is based on our estimated allocation of the purchase price for the Nash Elmo acquisition. We will base the final allocation on appraisals that have not yet been completed.

(c) Reflects the following interest expense on the estimated incremental borrowings necessary to finance the Nash Elmo acquisition (as discussed above under "Nash Elmo Acquisition Financing and Purchase Price Allocation"):

          Interest on the incremental Credit Line borrowing ($117,480 at 3.75%)...........         $   2,937
          Interest on the incremental Term Loan borrowing ($108,750 at 3.75%).............             2,719
          Incremental interest on our previously existing average borrowings (excluding the Nash Elmo acquisition related borrowings) due to an increase in rates on borrowings and commitments resulting from the increased leverage from the
            Nash Elmo acquisition.........................................................               213
          Net impact on amortization of debt issue costs related to the financing for the
            Nash Elmo acquisition.........................................................              (117)
          Elimination of historical interest expense on Nash Elmo's debt repaid in
            conjunction with the Nash Elmo acquisition....................................            (2,834)
                                                                                                 -------------
              Total interest expense adjustment...........................................         $   2,918
                                                                                                 =============

     For purposes of determining the adjustment to interest expense in the pro forma statement of operations, the applicable LIBOR rate plus a margin of 200 basis points was used for the U.S. dollar denominated borrowing under our Credit Line and Term Loan.

(d) Reflects the income tax effect of the pro forma adjustments at the combined effective income tax rate for Gardner Denver and Nash Elmo of 34.0%.

                                    F-30